EXHIBIT 99.1

PRESS RELEASE

For Immediate Release:  April 11, 2005

Contact:

Valerie Newsom

Phone:   432.684.0301

Email:                    vnewsom@caprockenergy.com

Cap Rock Energy Corporation Announces 2005 Annual Meeting Date

MIDLAND, Texas—Cap Rock Energy Corporation (AMEX: RKE) has scheduled its annual meeting of shareholders for June 14, 2005, and its record date for voting at the annual meeting as April 18, 2005.  The Company anticipates mailing proxy materials and the 2004 Annual Report to its shareholders on or about April 29, 2005.

Cap Rock Energy provides electrical distribution services to customers in 28 counties in the state of Texas.